UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2015, Career Education Corporation (the “Company”) entered into an agreement (the “Agreement”) with Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Richard Wang (collectively, “Tenzing Global”), which beneficially own, in the aggregate, 2,050,000 shares, representing approximately 3% of the outstanding shares of common stock of the Company (the “Common Stock”). Pursuant to the Agreement, the Company has agreed (i) to appoint Richard Wang to the Company’s Board of Directors (the “Board”), effective immediately, with a term expiring at the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”) and (ii) to nominate Mr. Wang to stand for election as a director at the 2015 Annual Meeting.

In connection with entering into the Agreement, Tenzing Global agreed that until the later to occur of (1) the date that is 45 days prior to the advance notice deadline for submission of director nominations for the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”), and (2) the earlier to occur of (a) the day following the date of the 2016 Annual Meeting, so long as (I) the Board nominates Mr. Wang to stand for election as a director at the 2016 Annual Meeting and (II) Mr. Wang accepts such nomination and (b) the date of Mr. Wang’s resignation from the Board (such period, the “Standstill Period”), Tenzing Global will not, among other things, (i) nominate any person for election as a director, or otherwise bring any business or proposals before a stockholders’ meeting; (ii) acquire in excess of 15% of the Company’s then outstanding shares of common stock or (iii) seek, propose, or make, any proposal relating to a merger, takeover or other type of business combination for the Company. Subject to certain conditions, Tenzing Global has further agreed to cause Mr. Wang to immediately resign from the Board and all applicable committees thereof if, at any time prior to the expiration of the Standstill Period, Tenzing Global beneficially owns, in the aggregate, less than 2.0% of the Company’s then outstanding shares of Common Stock. Mr. Wang has tendered his conditional resignation which shall be effective upon Tenzing Global falling below the 2.0% amount noted above and the Board’s acceptance of such resignation. Until the expiration of the Standstill Period, Tenzing Global has agreed to vote all of the shares of Common Stock it beneficially owns (i) for the election of each of the Company’s director nominees and (ii) otherwise in accordance with the Board’s recommendation on any proposal not related to any business combination transaction involving the Company, its subsidiaries or its business.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, the Board appointed Mr. Wang to the Board. The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Agreement is hereby incorporated by reference into this Item 5.02.

As a non-employee director of the Company, Mr. Wang will receive compensation consistent with that provided to all of the Company’s non-employee directors. This compensation includes an annual retainer of $75,000, payable in quarterly installments. In addition, an individual meeting fee of $1,500 will be paid to Mr. Wang for each board and committee meeting commencing with the thirteenth board or thirteenth committee meeting in the 12-month period following the 2015 Annual Meeting. The final quarterly payment with respect to a calendar year is contingent on Mr. Wang having attended at least 75% of the aggregate of the total number of board meetings (held during the portion of the year for which Mr. Wang has been a director) plus the total number of meetings held by all committees of the board on which Mr. Wang served (during the portion of the year that Mr. Wang served on such committee). In the event Mr. Wang has not achieved such attendance level, he will forfeit the entire amount of the final quarterly retainer payment. This forfeiture provision does not apply to (1) board or committee meeting fees payable when the board or committee holds 13 or more meetings during the 12-month period following the annual meeting of the Company’s stockholders, or (2) equity awards (described below). Mr. Wang will be reimbursed for his reasonable out-of-pocket expenses incurred in attending board and committee meetings and associated with board or committee responsibilities, including attendance at one director education program each year.

In addition, under the director compensation program adopted effective June 2014, Mr. Wang will receive an annual grant of deferred stock units under the Career Education Corporation 2008 Incentive Compensation Plan on the date of the 2015 Annual Meeting. One-third of such deferred stock units will vest on June 14 in each of 2016, 2017 and 2018, subject to continued Board service on each vesting date. Mr. Wang also will receive a pro rata equity award for his service prior to the 2015 Annual Meeting. One-third of such deferred stock units will vest on March 14 in each of 2016, 2017 and 2018, subject to continued Board service on each vesting date. Vested deferred stock units are settled in shares of common stock upon termination of Board service, and deferred stock units that are unvested at the time of termination of Board service are forfeited.

As a non-employee director, Mr. Wang will be subject to the Company’s director stock ownership guidelines and may elect to utilize all or a portion of his annual retainer fee and quarterly meeting fees to acquire shares of the Company’s common stock from the Company in accordance with the Non-employee Director Share Accumulation Program (a copy of which is filed as exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

Mr. Wang is covered by the Company’s directors’ and officers’ insurance policy and also has an indemnification agreement providing indemnification and advancement of expenses to the fullest extent permitted by Delaware law (a form of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 25, 2008).

Except as provided in the Agreement, there have been no transactions since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company or any of its affiliates was or is to be a participant and in which Mr. Wang has or had a direct or indirect material interest, nor does Mr. Wang have any family relationship with any director or executive officer of the Company.

Mr. Wang has not yet been named to any committees of the Board.

Item 7.01. Regulation FD Disclosure.

On March 11, 2015, the Company issued a press release announcing the signing of the Agreement. A copy of the release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Agreement, by and among Career Education Corporation, Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Richard Wang, dated March 10, 2015.

99.1	Press release of the Company dated March 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: March 11, 2015

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Agreement, by and among Career Education Corporation, Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Richard Wang, dated March 10, 2015.

99.1	Press release of the Company dated March 11, 2015.